Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Q1 2020 Results

Robust Crackle Plus viewership coupled with Distribution and Production momentum drives strong Q1

COS COB, CT – May 14, 2020 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced its financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights

•	Gross revenue of $14.1 million, compared to $2.5 million in the year-ago period
•	Net loss of $11.4 million compared to net loss of $3.4 million in the year-ago period; $10.5 million net loss before preferred dividends, compared to $2.8 million net loss before preferred dividends in the year-ago period
•	Adjusted EBITDA was $2.0 million, compared to $(0.8) million in the year-ago period
•	Online networks, which include Crackle and Popcornflix generated $9.0 million in revenue compared to $0.7 million in the year-ago period
•	Distribution & Production revenue increased 184% to $5.1 million compared to $1.8 million in the year-ago period

Recent Business Highlights

•	Viewership and registered user strength in the first quarter drove Crackle Plus networks
•	Original and exclusive content rose to more than 14% of total viewing on Crackle Plus
•	Distribution & Production growth driven by revenue share from Crackle Plus and an increased pace of new releases

“We delivered solid year-over-year growth across our Online Networks and Distribution & Production businesses in the first quarter, continuing the momentum we began building late last year. While early second quarter trends reflect the initial impacts of the COVID-19 pandemic on advertisers, we believe our performance over the past six months demonstrates the potential of our differentiated business model,” said William J. Rouhana Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “We’ve seen strong growth in viewership on our Crackle Plus networks, with accelerating interest in our original and exclusive content. Our revamped Distribution & Production strategy is driving rapid growth as well, benefitting from our strong pipeline of new content and the value of our library, and this business is expected to help buffer our performance in a weaker advertising environment. While our long-term outlook is promising, we are managing through a period of significant uncertainty. We remained focused on managing our costs and maintaining a healthy balance sheet and liquidity position. These efforts combined with continued solid execution of our strategy should put us in a position to emerge with a stronger business well-positioned for the long term.”

Gross profit for the quarter ended March 31, 2020 was $3.3 million, or 25% of net revenue, compared to $0.6 million, or 26% of net revenue for the year-ago period. The change in the percentage of gross profit resulted in part from $2.4 million of non-cash amortization of the film library in the company’s traditional distribution business. Without this non-cash film library amortization expense, the gross profit would have been $5.7 million or 43% of total net revenue.

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Operating loss for the quarter ended March 31, 2020 was $10.0 million compared to an operating loss of $2.7 million for the year-ago period. Without the film library amortization expense included in cost of revenue and the amortization expense of acquired intangible assets resulting from the Crackle transaction, the operating loss for the quarter ended March 31, 2020 would have been $2.3 million compared to $1.9 million in the year ago period.

Net loss was $11.4 million, or $0.95 per share, compared to a net loss of $3.4 million, or $0.28 per share in the prior-year first quarter. Excluding preferred dividends, the net loss in the first quarter of 2020 would have been $10.5 million, or approximately $0.87 per share, compared to net loss of $2.8 million, or $0.23 per share last year.

Adjusted EBITDA for the quarter ended March 31, 2020 was $2.0 million, compared to $(0.8) million in the same period last year.

As of March 31, 2020, the company had $7.1 million of cash and cash equivalents compared to $6.4 million as of December 31, 2019, and outstanding debt of $19.4 million as of March 31, 2020 compared to $20.2 million as of December 31, 2019.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Note Regarding Use of Non-GAAP Financial Measures” below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company’s operating performance.

Conference Call Information

•	Date, Time: Thursday, May 14, 2020, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 7998306
•	A live webcast and replay will be available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Conference ID: 7998306

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns a majority stake in Crackle Plus, a company formed with Sony Pictures Television, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

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Note Regarding Use of Non-GAAP Financial Measures

The company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). It uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its condensed consolidated financial statements.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges such as costs incurred to form the company and to prepare for the offering of its Class A common stock to the public, prior to its IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA to be a meaningful indicator of the company’s performance that provides useful information to investors regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2020) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS	MEDIA CONTACT
Taylor Krafchik	Kate Barrette
Ellipsis	RooneyPartners LLC
CSSE@ellipsisir.com	kbarrette@rooneyco.com
646-776-0886	(212) 223-0561

Tables Follow

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Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and cash equivalents	$7,121,339	$6,447,402
Accounts receivable, net	25,017,923	34,661,119
Prepaid expenses	862,153	861,190
Inventory, net	338,932	312,033
Goodwill	21,448,106	21,448,106
Indefinite lived intangible assets	12,163,943	12,163,943
Intangible assets, net	30,272,504	35,451,951
Film library, net	37,362,602	33,250,149
Due from affiliated companies	6,790,980	7,642,432
Programming costs, net	15,546,857	14,459,271
Program rights, net	600,551	654,303
Other assets, net	649,911	313,585
Total assets	$158,175,801	$167,665,484

LIABILITIES AND EQUITY
Current maturities of commercial loan	$3,200,000	$3,200,000
Commercial loan and revolving line of credit, net of unamortized deferred finance cost of $179,373 and $189,525 respectively	11,020,627	11,810,475
Notes payable under revolving credit facility	5,000,000	5,000,000
Accounts payable and accrued expenses	27,315,709	26,646,390
Ad representation fees payable	11,552,967	12,429,838
Film library acquisition obligations	6,909,100	5,020,600
Programming obligations	7,300,861	7,300,861
Accrued participation costs	5,861,388	5,066,512
Other liabilities	229,846	170,106
Total liabilities	78,390,498	76,644,782

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 1,599,002 shares issued and outstanding, redemption value of $39,975,050	160	160
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 4,267,725 and 4,259,920 shares issued, 4,193,490 and 4,185,685 shares outstanding, respectively	426	425
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,813,938 shares issued and outstanding	782	782
Additional paid-in capital	87,854,864	87,610,030
Retained deficit	(44,123,009)	(32,695,629)
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	(632,729)
Total stockholders’ equity	43,100,494	54,283,039
Subsidiary convertible preferred stock	36,350,000	36,350,000
Noncontrolling interests	334,809	387,663
Total equity	79,785,303	91,020,702
Total liabilities and equity	$158,175,801	$167,665,484

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Chicken Soup for the Soul Entertianment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2020	2019

Revenue:
Online networks	$9,025,710	$735,264
Distribution and Production	5,092,789	1,790,234
Total revenue	14,118,499	2,525,498
Less: returns and allowances	(874,426)	(332,344)
Net revenue	13,244,073	2,193,154
Cost of revenue	9,910,390	1,632,101
Gross profit	3,333,683	561,053
Operating expenses:
Selling, general and administrative	6,839,897	2,822,057
Amortization and depreciation	5,204,728	205,623
Management and license fees	1,324,407	219,270
Total operating expenses	13,369,032	3,246,950
Operating loss	(10,035,349)	(2,685,897)
Interest income	(6,438)	(13,525)
Interest expense	329,125	141,123
Acquisition-related costs	98,926	397,935
Loss before income taxes and preferred dividends	(10,456,962)	(3,211,430)
Provision for (benefit from) income taxes	49,000	(438,000)
Net loss before noncontrolling interests and preferred dividends	(10,505,962)	(2,773,430)
Net loss attributable to noncontrolling interests	(52,854)	—
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(10,453,108)	(2,773,430)
Less: Preferred dividends	974,272	603,307
Net loss available to common stockholders	$(11,427,380)	$(3,376,737)
Net loss per common share:
Basic and diluted	$(0.95)	$(0.28)

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Chicken Soup for the Soul Entertainment, Inc.

Adjusted EBITDA

	Three Months Ended March 31,
	2020	2019
Net loss available to common stockholders	$(11,427,380)	$(3,376,737)
Preferred dividends	974,272	603,307
Provision for income taxes	49,000	(438,000)
Other Taxes	53,411	281,210
Interest expense, net of interest income	322,687	127,598
Film library and program rights amortization	2,494,832	871,126
Share-based compensation expense	244,835	215,847
Acquisition-related costs	98,926	397,935
Reserve for bad debt and video returns	1,721,595	300,403
Amortization and depreciation	5,204,728	205,623
Transitional Expenses	2,113,469	—
All other nonrecurring costs	186,948	24,155
Adjusted EBITDA	$2,037,323	$(787,533)

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